Exhibit 21.1

Subsidiaries of OneMain Holdings, Inc.

Jurisdiction of Incorporation

AGFC Capital Trust I	Delaware
American Health and Life Insurance Company	Texas
CommoLoCo, Inc.	Puerto Rico
CREDITHRIFT of Puerto Rico, Inc.	Puerto Rico
Fourth Avenue Auto Funding, LLC	Delaware
Hubbard River Funding, LLC	Delaware
Independence Holdings, LLC	Delaware
Interstate Agency, Inc.	Indiana
Merit Life Insurance Co.	Indiana
MorEquity, Inc.	Nevada
Mystic River Funding, LLC	Delaware
OMF HY, Inc.	Delaware
OneMain Alliance, LLC	Texas
OneMain Assurance Services, LLC	Texas
OneMain Consumer Loan, Inc.	Delaware
OneMain Direct Auto Funding, LLC	Delaware
OneMain Direct Auto Funding II, LLC	Delaware
OneMain Direct Auto Receivables Trust 2016-1	Delaware
OneMain Auto Direct Receivables Trust 2017-1	Delaware
OneMain Auto Direct Receivables Trust 2017-2	Delaware
OneMain Auto Direct Receivables Trust 2018-1	Delaware
OneMain Financial Auto Funding I, LLC	Delaware
OneMain Financial (HI), Inc.	Hawaii
OneMain Financial B6 Warehouse Trust	Delaware
OneMain Financial Funding II, LLC	Delaware
OneMain Financial Funding III, LLC	Delaware
OneMain Financial Funding VI, LLC	Delaware
OneMain Financial Funding VII, LLC	Delaware
OneMain Financial Funding VIII, LLC	Delaware
OneMain Financial Funding IX, LLC	Delaware
OneMain Financial Group, LLC	Delaware
OneMain Financial Holdings, LLC	Delaware
OneMain Financial Insurance Agency of Florida, LLC	Florida
OneMain Financial Insurance Agency of Washington, LLC	Washington
OneMain Financial Issuance Trust 2014-2	Delaware
OneMain Financial Issuance Trust 2015-1	Delaware
OneMain Financial Issuance Trust 2015-2	Delaware
OneMain Financial Issuance Trust 2015-3	Delaware
OneMain Financial Issuance Trust 2016-1	Delaware
OneMain Financial Issuance Trust 2016-2	Delaware
OneMain Financial Issuance Trust 2016-3	Delaware
OneMain Financial Issuance Trust 2017-1	Delaware
OneMain Financial Issuance Trust 2018-1	Delaware
OneMain Financial Issuance Trust 2018-2	Delaware
OneMain Financial of Minnesota, Inc.	Minnesota
OneMain Financial, Inc.	West Virginia
OneMain General Services Corporation	Delaware
OneMain Mortgage Services, Inc.	Delaware
OneMain Remarketing, LLC	Delaware
Rocky River Funding, LLC	Delaware
Second Street Funding Corporation	Delaware
Seine River Funding, LLC	Delaware
Sixth Street Funding LLC	Delaware
SpringCastle Holdings, LLC	Delaware
Springleaf Acquisition Corporation	Delaware
Springleaf Asset Holding II, Inc.	Delaware
Springleaf Asset Holding, Inc.	Delaware

153

Subsidiaries of OneMain Holdings, Inc. (Continued)

Jurisdiction of Incorporation

Springleaf Asset Holdings, LLC	Delaware
Springleaf Branch Holding Company	Delaware
Springleaf Consumer Loan Holding Company	Delaware
Springleaf Consumer Loan Management Corporation	Delaware
Springleaf Consumer Loan of Pennsylvania, Inc.	Pennsylvania
Springleaf Consumer Loan of West Virginia, Inc.	West Virginia
Springleaf Documentation Services, Inc.	California
Springleaf Finance Commercial Corp.	Indiana
Springleaf Finance Corporation	Indiana
Springleaf Finance Foundation, Inc.	Indiana
Springleaf Finance, Inc.	Indiana
Springleaf Financial Asset Holdings, LLC	Delaware
Springleaf Financial Cash Services, Inc.	Delaware
Springleaf Financial Center Thrift Company	California
Springleaf Financial Funding Company	Delaware
Springleaf Financial Funding Company II	Delaware
Springleaf Financial Funding II Holding Company	Delaware
Springleaf Financial Technology, Inc.	Indiana
Springleaf Funding I, LLC	Delaware
Springleaf Funding II, LLC	Delaware
Springleaf Funding Trust 2015-A	Delaware
Springleaf Funding Trust 2015-B	Delaware
Springleaf Funding Trust 2016-A	Delaware
Springleaf Funding Trust 2017-A	Delaware
Springleaf Mortgage Holding Company	Delaware
Springleaf Mortgage Management Corporation	Delaware
Springleaf Properties, Inc.	Indiana
Thayer Brook Funding, LLC	Delaware
Third Street Funding LLC	Delaware
Thur River Funding, LLC	Delaware
Triton Insurance Company	Texas
Twenty-Second Street Funding LLC	Delaware
Twenty-Third Street Funding LLC	Delaware
Wilmington Finance, Inc.	Delaware

154